UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2008

NETSCOUT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)
310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)
(978) 614-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

The following information and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

On May 1, 2008, NetScout Systems, Inc. (the “Company”) issued a press release regarding its financial results for the quarter and fiscal year ended March 31, 2008, its expectations of future performance and its intention to hold a conference call regarding these topics. The Company's press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the acquisition of Network General Central Corporation by the Company on November 1, 2007 and pursuant to the previously disclosed Stockholders Agreement, dated as of September 19, 2007, by and among the Company, Silver Lake Partners, L.P. (“Silver Lake”) and TPG Starburst IV, LLC (“TPG”) entered into in connection with such acquisition, the Company elected, as the designee of Silver Lake, Kenneth Y. Hao as a class I director whose term would expire at the Annual Meeting of Stockholders in 2009 and, as the designee of TPG, Bryan Taylor as a class III director whose term would expire at the Annual Meeting of Stockholders in 2008.

On April 30, 2008, Mr. Taylor informed the Board of Directors of the Company (the “Board”) that he would not stand for re-election at the Annual Meeting of Stockholders to be held in September 2008 and was therefore resigning from the Board effective as of immediately after such Annual Meeting, and Mr. Hao informed the Board that he was resigning from the Board effective as of immediately after such Annual Meeting.

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.

     The Company hereby furnishes the following exhibit:

     99.1 Press release dated May 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

		By:	/s/ David P. Sommers
David P. Sommers
Chief Financial Officer and
Senior Vice President, General Operations

Date:	May 1, 2008

Exhibit Index

Exhibit Number	Description
99.1	Press release dated May 1, 2008.